Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS ANNOUNCES AGREEMENTS TO EXCHANGE APPROXIMATELY $80.0 MILLION OF ITS 4.75% CONVERTIBLE SENIOR NOTES DUE 2020 FOR COMMON STOCK

Morris Plains, N.J., September 15, 2017 — Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”) today announced that it has entered into privately negotiated exchange agreements with a limited number of holders of its 4.75% Convertible Senior Notes due 2020. Pursuant to the exchange agreements, the Company will exchange approximately $80.0 million in aggregate principal amount of notes, for (i) approximately 14,100,017 newly issued shares of the Company’s common stock plus (ii) an additional number of newly issued shares of the Company’s common stock to be determined based on the volume-weighted average trading price of the common stock over the three trading days beginning on September 15, 2017.

The Company anticipates that the exchanges will be completed on or about September 21, 2017. Upon completion of the exchanges, the aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2020 is anticipated to be reduced to approximately $20.0 million.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The exchanges are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ most advanced product candidate is IMMU-132 (sacituzumab govitecan), an antibody-drug conjugate that has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics’ primary goal is to bring IMMU-132 to market for the benefit of patients and the creation of stockholder value. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further

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develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media/Investor Contact:

Dan Zacchei / Josh Hochberg

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

Jhochberg@sloanepr.com

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